Exhibit 10.131

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Modification”), dated as of the February [*], 2024 (the “Effective Date”), is entered into among LIVE VENTURES INCORPORATED, a Nevada corporation (“Borrower”), JON ISAAC, individually (“Isaac”), ISAAC CAPITAL GROUP, LLC, a Delaware limited liability company (“ICG” and collectively with Isaac, the “Guarantors” and each, a “Guarantor”), and SPRIGGS INVESTMENTS, LLC, a Missouri limited liability company (“Lender”). Borrower and Guarantors are herein sometimes referred to individually as a “Borrower Party” and collectively as “Borrower Parties.”

RECITALS:

A.     On July 10, 2020, Lender made a loan to Borrower in the original principal amount of $2,000,000 USD (the “First Loan”), evidenced by that certain promissory note payable to Lender in the amount of the Loan (the “First Note”). The obligations of Borrower under the First Loan are guaranteed by that certain guaranty dated as of July 10, 2020, executed by Isaac in favor of Lender (the “First Isaac Guaranty”) and that certain guaranty dated as of July 10, 2020, executed by ICG in favor of Lender (the “First ICG Guaranty” and together with the First Isaac Guaranty, collectively, the “First Guarantees”). The First Note and the First Guarantees and all other documents and instruments evidencing, securing, or guarantying the First Loan, as may be amended or modified, are herein collectively referred to as, the “First Loan Documents”.

B.     On January 19, 2023, Lender made a loan to Borrower in the original principal amount of $1,000,000 USD (the “Second Loan”), evidenced by the certain promissory note payable to Lender in the amount of the Second Loan (the “Second Note”). The obligations of Borrower under the Second Loan are guaranteed by that certain guaranty dated as of January 19, 2023, executed by Isaac in favor of Lender (the “Second Isaac Guaranty”) and that certain guaranty dated as of January 19, 2023, executed by ICG in favor of Lender (the “Second ICG Guaranty” and together with the Second Isaac Guaranty, collectively, the “Second Guarantees”). The Second Note and the Second Guarantees and all other documents and instruments evidencing, securing, or guarantying the Second Loan, as may be amended or modified, are herein collectively referred to as, the “Second Loan Documents”.

C.    On January 19, 2023, the Borrower Parties and Lender entered into a Loan Modification Agreement whereby terms of the First Loan Documents were modified.

D.     Borrower has requested that Lender modify the First Loan Documents and Second Loan Documents (collectively the “Loan Documents”) as set forth in this Modification, and in reliance of the representations and warranties made by the Borrower Parties herein, Lender is willing to enter into this Modification on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantors, and Lender hereby mutually agree as follows:

1.Incorporation by Reference. The foregoing recitals are incorporated herein by reference as if set forth in full in the body of this Modification. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Loan Documents, as applicable.

2.Modification of First Loan Documents. From and after the Effective Date, the following modifications are made to the First Loan Documents:
(a)The defined term “Maturity Date” used in the First Note is amended from July 31, 2024 to July 31, 2025.

(b)All monthly payments under the First Note shall continue in full force and effect through the Maturity Date as amended by this Modification.
(c)Within 5 business days of the Effective Date, Borrower shall make a principal payment to Lender of $600,000 USD and make principal payments of not less than $100,000 USD per month thereafter (or such lesser amount if the unpaid principal balance of the First Note is less than $100,000 USD).
(d)The terms and provisions of the First Loan Documents are hereby amended and modified to give effect to the foregoing amendments and agreements. All references in the First Loan Documents to the First Note and First Guarantees shall hereafter mean and refer to the First Note and First Guarantees, as modified by this Modification.

3.Modification of Second Loan Documents. From and after the Effective Date, the following modifications are made to the Second Loan Documents:
(a)The defined term “Maturity Date” used in the Second Note is amended from July 31, 2024 to July 31, 2025.
(b)All monthly payments under the Second Note shall continue in full force and effect through the Maturity Date as amended by this Modification.
(c)After the principal amount of the First Note has been paid, Borrower shall make principal payments under the Second Note of not less than $100,000 USD per month (or such lesser amount if the unpaid principal balance of the Second Note is less than $100,000 USD).
(d)The terms and provisions of the Second Loan Documents are hereby amended and modified to give effect to the foregoing amendments and agreements. All references in the Second Loan Documents to the Second Note and Second Guarantees shall hereafter mean and refer to the Second Note and Second Guarantees, as modified by this Modification.

4.Representations and Warranties. In entering into this Modification each Borrower Party acknowledges and agrees that Lender has relied on the truth, completeness, and accuracy of the representations and warranties made by Borrower Parties in this Section 4. Each Borrower Party represents and warrants to Lender that, as of the Effective Date:
(a)Each Borrower Party has full power, authority, and legal right to execute, deliver, and perform all the obligations under this Modification and has taken all necessary actions to authorize: (i) the execution and delivery of this Modification and all other documents executed or delivered pursuant hereto; and (ii) the performance of all obligations hereunder. The officer or representative of each Borrower Party signing this Modification on behalf of each such entity has been duly authorized and empowered to do so.
(b)The execution of this Modification does not violate, contravene, breach, or result in a default under any: (i) agreement or instrument to which any Borrower Party may be bound; or (ii) applicable laws to which any Borrower Party may be subject. The execution and delivery of this Modification does not require any authorization or consent from, or any filing with, any third party or Governmental Authority.
(c)Since the date of the First Note and Second Note (collectively the “Notes”), (i) no change has occurred in the financial condition of any Borrower Party that would have a material adverse effect on the Borrower’s ability to repay the First Loan or Second Loan (collectively the “Loans”), as modified by this Modification; and (ii) no filing of any petition, either voluntary or involuntary, in any proceed seeking the insolvency, bankruptcy, liquidation, or reorganization of any Borrower Party has occurred.
(d)The Loans are in full force and effect and no Event of Default exists, either by Lender or Borrower, under the Loans. Borrower has no claims or disputes against Lender, and no offsets or defenses to the repayment of the Loans in accordance with its terms.
(e)All representations and warranties made by the Borrower Parties in the Loan Documents are true, accurate, and correct in all material respects as of the Effective Date.

5.Reaffirmation; Ratification; No Novation. Borrower hereby ratifies and reaffirms the Loan Documents, and all their obligations under the same. Except as expressly modified by this Modification, all the terms, covenants, and conditions in the Loan Documents shall remain unchanged and in full force and effect. Nothing in this Modification, or in any other document executed in connection herewith is, or shall be deemed or construed to be, a novation, cancellation, satisfaction, release, extinguishment, or substitution of the indebtedness evidenced by the Notes or of any obligation of Borrower under the Notes or the other Loan Documents.

6.Consent of Guarantors. Each Guarantor: (a) has reviewed this Modification and any and all other documents and instruments in connection herewith; (b) hereby consents to the execution and delivery hereof; and (c) agrees and confirms that Guarantors’ liabilities and obligations under the Guaranty shall continue in full force and effect and shall not in any manner be impaired, discharged, or released by the execution and delivery of this Modification or any other documents or instruments in connection herewith. Nothing contained in this Modification, or the transactions contemplated hereby, shall be deemed or construed to be a consent to or a waiver of any breach or default in the performance by Borrower Parties of their respective obligations to Lender, whether evidenced by the Notes, the Guarantees, or otherwise, nor shall Lender be impaired or limited in its ability to fully and completely enforce any and all rights and remedies presently available to Lender under the Loan Documents for a breach of Borrower’s obligations as required by the Notes or the other Loan Documents as may exist at the time of the making of this Modification.

7.Miscellaneous. This Modification is made and entered into for the sole protection and benefit of Lender, Lender’s successors and/or assigns, Borrower, and Guarantors, and no other person, entity, or entities shall have the right of action hereon, the right to claim any right or benefit from the terms contained herein, or be deemed a third-party beneficiary hereunder. The provisions of this Modification shall govern and control in the event of any conflict between this Modification and the provisions of any of the Loan Documents. This Modification and the Loan Documents, as amended by this Modification, constitute the entire agreement of the parties hereto with respect to the matters addressed herein, and supersede all prior or contemporaneous contracts, representations, statements, and warranties, whether oral or written, with respect to such matters. Borrower Parties acknowledge and represent that they were adequately represented by legal counsel in this transaction and that this Modification is the result of negotiation and compromise between the parties and shall not be construed against Lender. This Modification shall be governed and construed in accordance with the laws of the State of Missouri, without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Missouri. If any provision of this Modification shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Modification, and all such other provisions shall remain in full force and effect. This Modification may be executed in one or more counterparts, all of which when taken together shall constitute the same Modification. Delivery of an executed counterpart of a signature page to this Modification by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Modification. Upon Lender’s request, Borrower shall take such actions, perform such duties, and execute, acknowledge, and deliver such documents as may be reasonably required by Lender to carry out the intent and purpose of this Modification. The title and the headings of the various sections of this Modification have been inserted only for the purpose of convenience, are not part of this Modification, and should not be deemed in any manner to modify, explain, expand, or restrict any of the provisions of this Modification.

IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the Effective Date.

BORROWER:
LIVE VENTURES INCORPORATED, a Nevada
corporation

By:
Name: Jon Isaac
Title: President & CEO

GUARANTOR:
ISAAC CAPITAL GROUP, LLC, a Delaware
limited liability company

By: _________________________
Name: Jon Isaac
Title: Managing Member

GUARANTOR:

_____________________________
Jon Isaac, an individual

LENDER:
SPRIGGS INVESTMENTS, LLC, a Missouri
limited liability company

By:
Name: Rodney Spriggs Title: Managing Member

Signature Page to Loan Modification Agreement
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